Exhibit 8.1

KUTAK ROCK LLP	ATLANTA
CHICAGO
SUITE 3000	FAYETTEVILLE
1801 CALIFORNIA STREET	IRVINE
KANSAS CITY
DENVER, COLORADO 80202-2626	LITTLE ROCK
LOS ANGELES
303-297-2400	MINNEAPOLIS
FACSIMILE 303-292-7799	OKLAHOMA CITY
OMAHA
www.kutakrock.com	PHILADELPHIA
RICHMOND
SCOTTSDALE
SPOKANE
WASHINGTON, D.C.
WICHITA

September 6, 2016

STORE Capital Corporation

8501 East Princess Drive, Suite 190

Scottsdale, Arizona 85255

Re:          Material United States Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as special tax counsel to STORE Capital Corporation, a Maryland corporation (the “Company”), in connection with the offering from time to time by the Company of shares of common stock, par value $0.01 per share, having an aggregate offering price of up to $400,000,000 (the “Common Stock”).  The Common Stock is the subject of a registration statement on Form S-3 (Registration No. 333-208283), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 1, 2015 (the “Registration Statement”), the prospectus supplement dated September 6, 2016 (the “Prospectus Supplement”) to the prospectus dated December 1, 2015 contained in the Registration Statement (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”).  We have been asked to provide an opinion regarding (i) the Company’s qualification as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes, and (ii) the accuracy of the discussion in the Prospectus Supplement and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations.”  Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus (or incorporated therein by reference).

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (the “IRS”), all as they exist at the date hereof.  It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

In connection with this opinion, we have examined and relied upon the following, with your consent: (i) the Articles of Amendment and Restatement of the Company, as amended through the date hereof (the “Articles”), (ii) the certificate dated of even date herewith (the “Officers’ Certificate”), delivered to Kutak Rock LLP by the Company which provides certain representations by it relevant to this opinion, (iii) the Registration Statement, the Base Prospectus and the Prospectus Supplement, and (iv) such other documents as we have considered relevant to our analysis.  In our review of such documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

The Officers’ Certificate relates to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. For purposes of our opinion, we have not independently verified all of the statements, representations and covenants set forth in the Articles and the Officers’ Certificate, the Registration Statement, or in any other document. We have, consequently, assumed and relied on your representation that the statements, representations and covenants contained in the Articles, the Officers’ Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants.  Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Articles or the Officers’ Certificate, including the correctness of any such prior legal opinion, may affect our conclusions set forth herein.

Our opinion is also based on the correctness of the following assumptions: (i) each of the Company and the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

Based on and subject to the qualifications and assumptions set forth herein, the representations in the Officers’ Certificate, the factual matters in the discussion in the Prospectus Supplement and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” (which discussions are incorporated herein by reference and which supersede the discussions under the heading “Material U.S. Federal Income Tax Considerations” in the Base Prospectus), we are of the opinion that:

1.              Commencing with the Company’s taxable year that ended on December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its organization and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter.

2.              The portions of the discussions in the Prospectus Supplement and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” that describe provisions of applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to the Company, the entities in which it holds direct or indirect interests or the discussion in the Prospectus Supplement under the caption “Material U.S. Federal Income Tax Considerations,” other than as expressly stated above.

As noted in the Registration Statement, the Base Prospectus and the Prospectus Supplement, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is furnished to you solely in connection with the filing of the Registration Statement.  Except as provided in the last paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written permission, except as required by law.  This opinion speaks as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement with the SEC and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement.  In giving our consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Prospectus Supplement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kutak Rock LLP